News Release

Amkor Technology Reports Financial Results for the Second Quarter 2018

Second Quarter Highlights

•	Record second quarter net sales $1,066 million, up 4% sequentially

•	Net Income $33 million, earnings per diluted share $0.14

•	EBITDA $208 million, up 19% sequentially

•	Advanced SiP $226 million, up 14% sequentially

TEMPE, Ariz. - July 30, 2018 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2018.

"Second quarter results exceeded expectations, with sequential growth in net sales, operating margin and earnings per share," said Steve Kelley, Amkor's CEO. "Demand was higher across all of our end markets. Communications was especially strong."

Results	Q2 2018	Q1 2018	Q2 2017
	($ in millions, except per share data)
Net sales	$1,066	$1,025	$1,008
Gross margin	15.9%	15.4%	17.5%
Net income attributable to Amkor[1]	$33	$10	$119
Earnings per diluted share[1]	$0.14	$0.04	$0.50
EBITDA[1,2]	$208	$175	$321

1) Q2 2017 net income included the sale of our K1 factory in Korea. The sale price was $142 million, and we recognized an after-tax gain of $82 million ($0.34 per diluted share).
2) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

"Net sales growth drove sequentially higher profits and EBITDA," said Megan Faust, Amkor’s CFO. "In addition, we are in the process of refinancing the remaining $200 million 6.625% Senior Notes due 2021 with proceeds from a recently completed foreign bank loan. This refinancing is expected to generate net annualized interest savings of approximately $11 million."

Business Outlook

"We expect third quarter 2018 net sales to be about $1.14 billion, up 7% sequentially, primarily due to seasonal strength in the communications market," said Kelley.

Third quarter 2018 outlook (unless otherwise noted):

•	Net sales of $1.10 billion to $1.18 billion

•	Gross margin of 15% to 17%

•	Net income of $28 million to $55 million, or $0.12 to $0.23 per diluted share

•	Full year capital expenditures of approximately $600 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 30, 2018, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 5995127). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Chris Chaney
Vice President, Investor Relations
480-786-7594
chris.chaney@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2018	Q1 2018	Q2 2017
Net Sales Data:
Net sales (in millions):
Advanced products*	$496	$476	$445
Mainstream products**	570	549	563
Total net sales	$1,066	$1,025	$1,008

Packaging services	83%	81%	81%
Test services	17%	19%	19%

Net sales from top ten customers	65%	69%	67%

End Market Data:
Communications (smartphones, tablets, handheld devices)	42%	42%	40%
Automotive, industrial and other (driver assist, infotainment, safety, performance)	26%	26%	27%
Computing (datacenter, infrastructure, PC/laptop, storage)	19%	19%	19%
Consumer (set-top boxes, televisions, connected home, personal electronics, visual imaging)	13%	13%	14%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	38.9%	36.9%	35.3%
Labor	16.0%	17.5%	16.4%
Other manufacturing	29.2%	30.2%	30.8%
Gross margin	15.9%	15.4%	17.5%

* Advanced products include flip chip and wafer-level processing and related test services
** Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q2 2018	Q1 2018	Q2 2017
	(in millions)
EBITDA Data:
Net income	$33	$10	$120
Plus: Interest expense	21	20	22
Plus: Income tax expense	11	2	34
Plus: Depreciation & amortization	143	143	145
EBITDA*	$208	$175	$321

* Q2 2017 EBITDA included a pretax gain of $108 million related to the sale of our K1 factory in Korea.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017*	2018	2017*
	(In thousands, except per share data)
Net sales	$1,065,684	$1,008,385	$2,091,003	$1,907,669
Cost of sales	895,967	831,769	1,763,515	1,594,819
Gross profit	169,717	176,616	327,488	312,850
Selling, general and administrative	74,700	67,785	155,423	144,067
Research and development	41,076	44,281	82,005	85,849
Gain on sale of real estate	—	(108,109)	—	(108,109)
Total operating expenses	115,776	3,957	237,428	121,807
Operating income	53,941	172,659	90,060	191,043
Interest expense	21,127	22,158	41,138	43,412
Interest expense, related party	—	293	—	1,535
Other (income) expense, net	(11,001)	(3,288)	(7,569)	7,893
Total other expense, net	10,126	19,163	33,569	52,840
Income before taxes	43,815	153,496	56,491	138,203
Income tax expense	10,631	33,466	13,112	32,141
Net income	33,184	120,030	43,379	106,062
Net income attributable to non-controlling interests	(593)	(1,017)	(1,244)	(1,835)
Net income attributable to Amkor	$32,591	$119,013	$42,135	$104,227

Net income attributable to Amkor per common share:
Basic	$0.14	$0.50	$0.18	$0.44
Diluted	$0.14	$0.50	$0.18	$0.44

Shares used in computing per common share amounts:
Basic	239,351	238,863	239,283	238,774
Diluted	239,804	239,679	239,805	239,601

* Effective January 1, 2018, we adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the full retrospective transition method. The prior periods presented here have been revised to reflect this change.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$380,262	$596,364
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	795,750	798,264
Inventories	243,019	213,649
Other current assets	37,148	33,727
Total current assets	1,458,179	1,644,004
Property, plant and equipment, net	2,754,960	2,695,065
Goodwill	25,472	25,036
Restricted cash	3,503	4,487
Other assets	139,567	139,796
Total assets	$4,381,681	$4,508,388
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$115,057	$123,848
Trade accounts payable	553,475	569,085
Capital expenditures payable	238,772	294,258
Accrued expenses	254,348	330,868
Total current liabilities	1,161,652	1,318,059
Long-term debt	1,214,535	1,240,581
Pension and severance obligations	184,072	182,216
Other non-current liabilities	51,264	47,823
Total liabilities	2,611,523	2,788,679

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	285
Additional paid-in capital	1,906,936	1,903,357
Retained earnings (accumulated deficit)	28,232	(13,903)
Accumulated other comprehensive income (loss)	26,385	22,519
Treasury stock	(216,087)	(215,982)
Total Amkor stockholders’ equity	1,745,751	1,696,276
Non-controlling interests in subsidiaries	24,407	23,433
Total equity	1,770,158	1,719,709
Total liabilities and equity	$4,381,681	$4,508,388

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$43,379	$106,062
Depreciation and amortization	285,515	287,068
Gain on sale of real estate	—	(108,109)
Other operating activities and non-cash items	(3,239)	(4,659)
Changes in assets and liabilities	(119,276)	(80,403)
Net cash provided by operating activities	206,379	199,959
Cash flows from investing activities:
Payments for property, plant and equipment	(389,568)	(271,651)
Proceeds from sale of property, plant and equipment	603	130,962
Acquisition of business, net of cash acquired	—	(43,771)
Other investing activities	2,647	(2,117)
Net cash used in investing activities	(386,318)	(186,577)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	75,000
Proceeds from short-term debt	7,264	41,228
Payments of short-term debt	(31,546)	(32,110)
Proceeds from issuance of long-term debt	64,000	215,086
Payments of long-term debt	(77,015)	(207,653)
Payment of deferred consideration for purchase of facility	—	(3,890)
Payments of capital lease obligations	(1,689)	(2,665)
Other financing activities	492	561
Net cash provided by (used in) financing activities	(38,494)	85,557
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	1,347	9,418
Net increase (decrease) in cash, cash equivalents and restricted cash	(217,086)	108,357
Cash, cash equivalents and restricted cash, beginning of period	602,851	555,495
Cash, cash equivalents and restricted cash, end of period	$385,765	$663,852

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the refinancing of our Senior Notes due 2021 and associated interest savings, and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
laws, rules, regulations and policies imposed by the U.S. or foreign governments in areas such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, privacy, labor, environmental, health and safety, and in particular the recent increase in protectionist measures considered or adopted by the U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer or government supported efforts to promote the development and growth of local competitors;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, interest rate fluctuations and other economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2017 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.